Exhibit 10.14
First Amendment to the Master Services and Supply Agreement
Date: Dated effective as of December 11, 2008
This first amendment (Amendment) to the Master Services and Supply Agreement dated 29 October 2007 between LifeScan, Inc., Universal Biosensors Pty Ltd and Universal Biosensors, Inc. (Master Agreement) is entered into by and between LifeScan, Inc, a Californian corporation of 1000 Gibraltar Drive, Milpitas, CA 95035-6312, USA (LifeScan), Universal Biosensors Pty Ltd ACN 098 234 309, a company incorporated in Victoria, Australia of 1 Corporate Avenue, Rowville, Victoria 3178, Australia (UBS) and Universal Biosensors, Inc., a Delaware corporation of having its registered office at c/o Corporation Service Company 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 USA (UBI).
The Parties wish to amend the Master Agreement in the manner set out in this Amendment to clarify certain matters which have arisen since the Master Agreement was signed.
This Amendment is to take effect upon execution by the Parties and is to operate and be interpreted according to the provisions of the Master Agreement.
In consideration of the mutual promises, covenants and agreements set forth herein and in the Master Agreement, the Parties agree as follows:
Amendments
1.	The parties agree the definition of “Product Specifications” in Section 1.1 is deleted in its entirety and replaced with the following:
“Product Specifications means:
(a)	in the case of the Initial Product, the specifications set out in Schedule 1 subject to amendment in accordance with Section 5.3 of this Amendment;

(b)	in the case of any other Product, the specifications set out in the relevant Product Addendum to be annexed hereto as the same may be amended in accordance with Section 5.3 of this Amendment.”
2.	The parties agree to add a new Section 5.3 to the Master Agreement as follows:
5.3	Improvements and Changes to Product Specification.
(a) From time to time during the term of this Agreement, either party may submit to the other written proposals for the adoption, implementation or development of any change, improvement or modification to the Product (an “Improvement”). In no event shall any such Improvement to the Product (or

First Amendment to the Master Agreement	page 1

any change or modification to the Specifications) be implemented or made without the prior written agreement of the Parties. If the parties agree on any such Improvement, they shall modify the Specifications to reflect the same. For purposes of clarification, UBS agrees that no significant changes or modifications to the method or process of manufacture or production of the Product, the components of the Product or the raw materials shall be made which have the effect of modifying or changing the Specifications without the express written consent of LifeScan. In the event of any Improvement, the parties shall mutually determine an appropriate inventory level for the pre-change Product in order to cover on-going requirements during the qualification process.
(b) Any Improvement made in accordance with this Section 5.3 shall be deemed to amend automatically the definition of Product Specification to reflect such Improvement.
3. The parties agree to amend the Initial Product Specification by adding after the numerals “25” opposite the table box marked “Number of strips in each vial” the following:
               “or 10, as set forth in the relevant LifeScan forecast or purchase order” and shall read as follows:

Number of strips in each vial	25 or 10, as set forth in the relevant LifeScan forecast or purchase order
4. The parties agree that Section 3.6.2 of the Quality Agreement shall be amended by adding the following language to the end of that sub-paragraph as follows:
“UBS shall collect samples from each UBS released lot, which will be sent to LifeScan’s facility in Inverness Scotland for final release testing. These samples will be used for final blood release testing and retained for special event testing at LifeScan’s facility in Inverness Scotland. Each lot will have up to 200 vials collected and packaged per agreed upon method. These samples will be shipped along with the rest of the lot and identified using an agreed upon method. The sample size may be modified per mutual agreement. These samples will be provided at no cost to LifeScan and will be listed as a separate line item on the shipping documents.”

The Parties agree that all other provisions in the Master Agreement remain effective.
Executed as a deed by the duly authorized representative of each Party as of the date first written above.

Executed by LifeScan, Inc.	) )

/s/ John Klopp

Name: John Klopp

Title: Vice President WW Business Development

Executed by Universal Biosensors Pty Ltd	)
)

/s/ Andrew Denver		/s/ Mark Morrisson

Company Secretary/Director		Director

ANDREW DENVER		MARK MORRISSON

Name of Company Secretary/Director (print)		Name of Director (print)

Executed by Universal Biosensors,	)
Inc.	)
/s/ A. DENVER

Name A. DENVER

Title CHAIRMAN
[Execution Page for First Amendment to the Master Services and Supply Agreement]